UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 26, 2009, QLT Inc. announced the appointment of Ms. Kathryn Falberg to its board of directors and audit committee.

Ms. Falberg is currently Chief Financial Officer and Chief Operating Officer of ARCA biopharma and has over 20 years of experience as a financial executive and corporate director. Ms. Falberg’s career includes seven years at Amgen, one of the world’s largest biotechnology companies, where she served as Senior Vice President and Chief Financial Officer, as well as Vice-President, Controller and Chief Accounting Officer and Treasurer. She also served as Chief Financial Officer of Inamed, a medical device company which was later acquired by Allergan. Ms. Falberg currently serves as Chair of the audit committees for Halozyme and ESS Technology. Former directorships include Human Genome Sciences, Fresh Del Monte and VISX.

This appointment brings the number of directors on the Board to seven.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.

Date: March 26, 2009

By: /s/ Cameron Nelson
Name: Cameron Nelson
Title: Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 26, 2009